As filed with the Securities and Exchange Commission on December 5, 2007

Registration No. 333 -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRITISH TELECOMMUNICATIONS PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)

Not applicable
(Translation of Registrant Name into English)

England and Wales	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

BT Centre
81 Newgate Street
London EC1A 7AJ
England
Tel. No.: 011-44-20-7356-5000
(Address and Telephone Number of Registrant’s Principal Executive Offices)s
CT Corporation System
111 8th Avenue
New York, NY 10011
Tel. No.: 212-590-9200
(Name, Address and Telephone Number of Agent for Service)

Please send copies of all communications to:

Stephen A. Thierbach Linklaters LLP One Silk Street London EC2Y 8HQ England Tel. No.: 011-44-20-7456-2000	Sebastian R. Sperber Cleary Gottlieb Steen & Hamilton LLP City Place House 55 Basinghall Street London EC2V 5EH England Tel. No.: 011-44-20-7614-2200

Approximate date of commencement of proposed sale of the securities to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

	Amount to be Registered/Proposed Maximum Aggregate
Title of Each Class of	Offering Price per Unit/Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price	Registration Fee
Debt Securities	(1)	$(1)

(1)	An indeterminate aggregate initial offering price or number of Debt Securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

BASE PROSPECTUS

BRITISH TELECOMMUNICATIONS PUBLIC LIMITED COMPANY

DEBT SECURITIES

We may offer and sell debt securities from time to time. Each time we sell any of the debt securities described in this base prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those debt securities and their offering. You should read this prospectus and any applicable prospectus supplement(s) together with additional information described under the heading “Where You Can Find More Information” carefully before you invest.

We may sell these debt securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement. This base prospectus may not be used to sell any debt securities unless it is accompanied by a prospectus supplement.

You should carefully consider the risk factors included in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated December 5, 2007

i

ABOUT THIS BASE PROSPECTUS

This base prospectus is part of a registration statement on Form F-3 that we filed on December 5, 2007 with the Securities and Exchange Commission, which we refer to as the “SEC”, using a “shelf” registration process. Under this shelf registration process, we may offer and sell the debt securities described in this base prospectus in one or more offerings. This base prospectus provides you with a general description of the debt securities we may offer. Each time we use this base prospectus to offer debt securities, we will provide one or more prospectus supplements that will contain specific information about the offering and the terms of those debt securities and the extent to which such terms differ from the general terms described in “Description of Debt Securities We May Offer”. The prospectus supplements may also add, update or change the information contained in this base prospectus. You should read this base prospectus and any applicable prospectus supplement(s), together with the additional information described under the heading “Where You Can Find More Information”, prior to purchasing any of the debt securities offered by this base prospectus.

When acquiring any debt securities discussed in this base prospectus, you should rely only on the information contained or incorporated by reference in this base prospectus, any prospectus supplement and any “free writing prospectus” that we authorize to be delivered to you. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the debt securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should not assume that the information in this base prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.

Unless otherwise stated in this base prospectus or unless the context requires otherwise, references in this base prospectus to “BT”, “we”, “our”, “us” or the “Company” refer to British Telecommunications plc.

This base prospectus contains financial information prepared in accordance with accounting principles generally accepted in the United Kingdom (“U.K. GAAP”), which is not comparable to financial information prepared in accordance with International Financial Reporting Standards (“IFRS”) or accounting principles generally accepted in the United States (“U.S. GAAP”).

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

We are a public limited company incorporated under the laws of England and Wales. Many of our directors and officers, and some of the experts named in this base prospectus, reside outside the United States, principally in the United Kingdom. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and officers are located outside of the United States. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities:

•	to effect service within the United States upon us or our directors and officers located outside the United States;

•	to enforce in U.S. courts or outside the United States judgments obtained against us or those persons in U.S. courts;

•	to enforce in U.S. courts judgments obtained against us or those persons in courts in jurisdictions outside the United States; and/or

•	to enforce against us or those persons in the United Kingdom, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

The Report of the Directors included at pages 2 to 25 of our Annual Report on Form 20-F has been prepared and presented in accordance with and in reliance upon English company law and the liabilities of our directors in connection with that report are subject to the limitations and restrictions provided by such law. Under the UK Companies Act 2006, a new safe harbor limits the liability of our directors in respect of statements in and omissions from the Report of the Directors contained on pages 2 to 25. Under English law the directors would be liable to the Company (but not to any third party) if the Report of the Directors contains errors as a result of recklessness or knowing misstatement or dishonest concealment of a material fact, but would not otherwise be liable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) applicable to a foreign private issuer and, in accordance with these requirements, file annual and special reports and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain documents we file with the SEC on the SEC website at www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link. Please visit this website or call the SEC at 1-800-732-0330 for further information about its public reference room.

We are a wholly owned subsidiary of BT Group plc and BT Group plc’s principal trading subsidiary. The ordinary shares of BT Group plc are listed on the London Stock Exchange. The American Depositary Shares of BT Group plc, referred to as “ADSs”, are listed on the New York Stock Exchange. You can consult reports and other information about BT Group plc that have been filed pursuant to the rules of the New York Stock Exchange at such exchange.

The SEC allows us to incorporate by reference the information we file with them, which means that:

•	incorporated documents are considered part of this base prospectus;

•	we can disclose important information to you by referring to those documents; and

•	information that we file with the SEC in the future and incorporate by reference herein will automatically update and supersede information in this base prospectus and information previously incorporated by reference herein.

The information that we incorporate by reference is an important part of this base prospectus.

Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in the affairs of the Company since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this base prospectus.

We incorporate by reference the documents below filed with the SEC by British Telecommunications plc pursuant to the Exchange Act. We also incorporate by reference any future filings that we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act until we sell all of the securities. Our reports on Form 6-K furnished to the SEC after the date of this base prospectus (or portions thereof) are incorporated by reference in this base prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this base prospectus.

The documents incorporated by reference herein in the future and set forth below contain important information about us and our financial condition:

•	our Annual Report on Form 20-F for the year ended March 31, 2007 filed with the SEC on May 30, 2007;

•	our report on Form 6-K furnished to the SEC on December 5, 2007; and

•	any future report on Form 20-F that we may file with the SEC under the Exchange Act until we sell the debt securities that may be offered through this base prospectus.

You can obtain copies of any of the documents incorporated by reference through the Company or the SEC. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. You may obtain BT documents incorporated by reference into this prospectus, at no cost, by requesting them in writing or by telephone at the following address and telephone number:

British Telecommunications plc
BT Centre
81 Newgate Street
London EC1A 7AJ
England
011-44-20-7356-5000

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and businesses and certain of our plans and objectives.

Forward-looking statements relate to analyses and other information which are based on forecasts of future results and estimates of amounts not yet determinable. In particular, such forward-looking statements include, without limitation, statements concerning:

•	our transformation strategy and our ability to achieve it;

•	expected cost savings;

•	anticipated benefits of our business transformation and accelerated costs savings;

•	improved shareholder returns;

•	growth of, and opportunities available in, the communications industry and our positioning to take advantage of those opportunities;

•	expectations regarding competition, market shares, prices and growth;

•	expectations regarding the convergence of technologies;

•	continued growth in revenue, EBITDA, earnings per share and dividends;

•	growth and opportunities in our new wave business (such as networked IT services, broadband and mobility);

•	our network development and implementation of and plans for the 21st century network;

•	plans for the launch of new products and services, including introduction of next generation services;

•	network performance and quality;

•	the impact of regulatory initiatives on operations, including the regulation of the UK fixed wholesale and retail businesses and the impact of the Undertakings to Ofcom under the Enterprise Act;

•	our possible or assumed future results of operations and/or those of our associates and joint ventures;

•	our future dividend policy;

•	capital expenditure and investment plans;

•	adequacy of capital;

•	financing plans;

•	demand for and access to broadband and the promotion of broadband by third-party service providers; and

•	overall market trends and other trend projections.

Forward-looking statements are sometimes, but not always, identified by their use of a date in the future or such words as “aims”, “believes”, “expects”, “anticipates”, “intends”, “will”, “should”, “could”, “may”, “plans”, “targets” or similar expressions. By their nature, forward-looking statements are inherently predictive and speculative, and involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following:

•	material adverse changes in economic conditions in the markets served by us and our lines of business;

•	future regulatory actions and conditions in our operating areas, including competition from others;

•	selection by us and our lines of business of the appropriate trading and marketing models for our products and services;

•	technological innovations, including the cost of developing new products, networks and solutions and the need to increase expenditures for improving the quality of service;

•	the anticipated benefits and advantages of new technologies, products and services, including broadband and other new wave initiatives not being realized;

•	developments in the convergence of technologies;

•	prolonged adverse weather conditions resulting in a material increase in overtime, staff or other costs;

•	our timing of entry and profitability in certain communications markets;

•	significant changes in our market share and market shares for our principal products and services;

•	fluctuations in foreign currency exchange rates and interest rates; and

•	general financial market conditions affecting our performance.

All subsequent written or oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the factors referred to above.

No assurances can be given that forward-looking statements in this document will be realized. Neither we nor any of our affiliates intend to update these forward-looking statements.

BRITISH TELECOMMUNICATIONS PLC

Introduction

We are a wholly owned subsidiary of BT Group plc and are BT Group plc’s principal trading subsidiary.

We were incorporated with limited liability in England and Wales under the Companies Act 1948 to 1981 on April 1, 1984 with registered number 1800000.

BT Group plc is the listed holding company for an integrated group of businesses that provide communications solutions and services in the UK and elsewhere in Europe, the Americas and the Asia Pacific Region. British Telecommunications plc holds virtually all businesses and assets of the BT Group.

We have four customer-focused lines of business: BT Global Services, BT Retail, BT Wholesale and Openreach.

BT Retail, BT Wholesale and Openreach operate mainly within the UK, where we are the largest communications services provider to the residential and business markets, supplying a wide range of communications products and services, including voice, data, internet and multimedia services, and offering a comprehensive range of managed and packaged communications solutions. BT Global Services provides a range of products and services, including communications, networked IT and consultancy services to address the needs of major corporations, governments and multi-site organizations.

In April 2007, we announced a new structure which includes two new business units, BT Design and BT Operate. Our new structure is designed to enable us to deliver faster, more resilient and cost effective services to customers wherever they are. With effect from October 1, 2007, BT Design became responsible for the design and development of the platforms, systems and processes which support BT’s services. BT Operate is responsible for their deployment and operation.

Our registered office is located at 81 Newgate Street, London EC1A 7AJ, England and our telephone number is 011-44-20-7356-5000.

Our Board of Directors

As at the date of this base prospectus, our directors, each having as their business address BT Centre, 81 Newgate Street, London EC1A 7AJ, England, are as follows:

Ben Verwaayen (appointed February 1, 2002)

Ben Verwaayen was appointed to the BT Group Board on January 14, 2002 and became Chief Executive on February 1, 2002. He chairs the Operating Committee.

Ben was formerly vice chairman of the management board of Lucent Technologies in the USA from October 1999 until his appointment to the BT Group board. He joined Lucent in September 1997 as executive vice president international and became chief operating officer the following month. Prior to joining Lucent, Ben worked for KPN in the Netherlands for nine years as president and managing director of its telecom subsidiary PTT Telecom. From 1975 to 1988, he worked for ITT in Europe. He was created an Officer of the Order of Orange- Nassau in April 2006 and appointed a Chevalier de la Légion d’Honneur in June 2006. He is a non-executive director of UPS. Aged 55.

Hanif Lalani (appointed February 7, 2007)

Hanif Lalani was appointed to the Board on February 7, 2005 as Group Finance Director. He was formerly Chief Financial Officer for BT Wholesale. Since joining BT in 1983 he has held a number of positions, including Chief Executive of BT Northern Ireland and Managing Director BT Regions. Hanif was also chairman of OCEAN Communications (BT’s subsidiary in the Republic of Ireland). He was awarded the OBE in January 2003 for services to business in Northern Ireland. He is a Chartered Management Accountant. Aged 45.

Glyn Parry (appointed June 30, 2007)

Glyn Parry is currently Head of Group Financial Control having joined BT in 2002. Prior to joining BT, Glyn worked for PricewaterhouseCoopers in Europe and Australia. He is a Chartered Accountant. Aged 40.

There are no potential conflicts of interest between any duties to the Company of any of the directors and their private interests or other duties.

RATIO OF EARNINGS TO FIXED CHARGES

Set forth in the table below are the ratios of earnings to fixed charges in accordance with IFRS, U.K. GAAP and U.S. GAAP for the periods indicated.

	Six Months Ended
	September 30,	Year Ended March 31,
	2007	2007	2006	2005	2004	2003

IFRS	4.4	5.0	3.8	3.8	N/A	N/A
U.K. GAAP	N/A	N/A	N/A	N/A	2.5	2.6
U.S. GAAP	N/A	3.7	3.9	3.7	1.9	2.7

The ratio of earnings to fixed charges under IFRS is calculated by dividing (i) profit for the year before taxation plus dividends received from associates and joint ventures less minority interests and income from associates and joint ventures (“earnings”) plus fixed charges by (ii) fixed charges. Fixed charges consist of finance expense and an estimate of the interest within rental expense less interest on pension liabilities. One third of operating lease costs has been used as an estimate of interest within rental expense since that is a reasonable approximation of the interest factor.

The ratio of earnings to fixed charges under U.K. GAAP is calculated by dividing (i) profit for the year before taxation plus dividends received from associates and joint ventures less minority interests and income from associates and joint ventures (“earnings”) plus fixed charges by (ii) fixed charges. Fixed charges consist of interest payable and an estimate of the interest within rental expense. One third of the operating lease costs has been used as an estimate of interest within rental expense since that is a reasonable approximation of the interest factor.

The ratio of earnings to fixed charges under U.S. GAAP is calculated by dividing (i) net income as adjusted for U.S. GAAP before tax plus dividends received from associates and joint ventures less minority interests and income from associates and joint ventures (“earnings”) plus fixed charges by (ii) fixed charges. Fixed charges consist of finance expense and an estimate of the interest within rental expense less interest on pension liabilities. One third of the operating lease costs has been used as an estimate of interest within rental expense since that is a reasonable approximation of the interest factor.

USE OF PROCEEDS

We will use the net proceeds from the sale of the debt securities offered for general corporate purposes, unless we state otherwise in a prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

This base prospectus relates to the debt securities that we may issue from time to time in one or more series. The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement for that series of debt securities. As required by U.S. federal securities law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called the indenture. Law Debenture Trust Company of New York will act as the trustee under the indenture.

When we issue a series of debt securities, we will deposit on the same day a global security, which is a special type of indirectly held security, with Law Debenture Trust Company of New York. The global security will represent the entire interest of any series of debt securities. The depositary will hold the global security for the benefit of The Depository Trust Company (“DTC”). The beneficial interests in the debt securities will be traded in DTC’s book-entry settlement system. The relationship between us, the depositary and the beneficial holders of the debt securities is governed by a deposit agreement.

Copies of the indenture and the deposit agreement have been filed as exhibits to the registration statement of which this base prospectus is a part and the indenture has been qualified as an indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series. Because this section is a summary, it does not describe every aspect of the debt securities. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture and the deposit agreement, including some of the terms used in the indenture and the deposit agreement. This summary is also subject to and qualified by reference to the description of the particular terms of your series of debt securities described in the prospectus supplement for your series of debt securities. Whenever we refer to particular sections or defined terms of the indenture or the deposit agreement in this base prospectus or a prospectus supplement, those sections or defined terms are incorporated by reference here or in the prospectus supplement.

The Indenture and Prospectus Supplements

The indenture provides that:

•	notes, debentures and other debt securities may be issued in separate series at any time, in an unlimited aggregate principal amount;

•	we may specify a maximum aggregate principal amount for debt securities of any series;

•	the debt securities may not have terms and provisions that are inconsistent with the indenture; and

•	unless otherwise specified in the prospectus supplement, the debt securities will be unsecured and unsubordinated obligations, ranking at least equally with all our other unsecured and unsubordinated obligations.

The prospectus supplement that relates to a series of debt securities will specify the following terms of the series:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	whether the debt securities are to be issuable as registered securities or bearer securities, or both, and whether any of the debt securities are to be issuable in global form;

•	the price or prices, expressed as a percentage of the aggregate principal amount of the debt securities, at which the debt securities will be issued;

•	the date or dates on which the debt securities will mature;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, and the date or dates from which that interest will accrue;

•	the interest payment date or dates on which that interest will be payable and the applicable record date or dates for any interest payment;

•	the place or places where any amounts will be payable;

•	any obligation we may have to redeem or purchase any of the debt securities pursuant to any mandatory or optional sinking fund or analogous provision as well the relevant prices, periods and other terms;

•	the terms for redemption, extension or early repayment, if any, of the debt securities;

•	if other than the entire principal amount, the portion of the debt securities payable upon acceleration of the maturity of the debt securities;

•	our right to defease the debt securities;

•	if not in dollars, the currency or currencies, including composite currencies, of payment of principal of and any premium and interest on the debt securities;

•	if any part or all of the debt securities will be issued as global securities, the depositaries to be used for the global securities, the legends to be placed on the global securities and the circumstances in which a global security may be exchanged for certified (physical) securities; and

•	any covenants to which we will be subject with respect to the debt securities;

•	the payment of any additional amounts on the debt securities; and

•	any other terms of the debt securities.

In addition, the prospectus supplement will state whether we will list the debt securities of the series on any stock exchange and, if so, which one(s).

Conversion Rights

The terms under which debt securities of any series may be convertible into ordinary shares or other securities or property will be set out in the applicable prospectus supplement. The terms will include provisions as to whether conversion is mandatory or optional. The terms may include provisions governing the calculation of the number of ordinary shares or other securities or property that a holder of debt securities would receive upon conversion.

Form of Securities; Settlement and Clearance

Unless otherwise specified in the prospectus supplement, debt securities will be:

•	initially represented by one or more global securities in bearer form;

•	issued without coupons attached;

•	issued in a total amount equal to the aggregate principal amount of outstanding debt securities that the global security represents;

•	in denominations that are even multiples of $1,000; and

•	the property of the person in possession of the global security, in the case of a bearer global security, and the property of the person in whose name the global security is registered, in the case of a global security in registered form. Title to a global security in bearer form will pass by delivery.

On the day we issue any series of debt securities, we will deposit one or more global securities representing the series of debt securities with the depositary. The depositary will in turn issue one or more certificateless depositary interests to DTC in The City of New York. DTC will enter the certificateless depositary interests into its book-entry settlement system and issue book-entry interests, which are beneficial interests in the underlying debt securities, to financial institutions, acting as participants in DTC. You will hold your beneficial interests in the debt securities through accounts with these financial institutions. Beneficial interests may only be transferred in the same authorized denominations as the corresponding debt securities. As long as the debt securities are represented by global securities, the interests in the global securities may not be transferred by DTC except as a whole by DTC to its nominee, or by a nominee of DTC to DTC or another of its nominees, or by DTC or its nominee to a successor of DTC or a nominee of such successor.

Institutions that have accounts with DTC or a nominee of DTC, such as securities brokers and dealers, are called participants. Only participants, and persons that hold beneficial interests through participants, can own a beneficial interest in the global securities. DTC keeps records of the ownership and transfer of beneficial interests in the global securities by its participants. In turn, participants keep records of the ownership and transfer of beneficial interests in the global securities by other persons (such as their customers). No other records of the ownership and transfer of beneficial interests in the global securities will be kept. In some jurisdictions, some kinds of purchasers (such as some insurance companies) are not permitted to own securities represented by a global security. These laws may limit your ability to sell or transfer your beneficial interest in the global securities to these types of purchasers.

The depositary or its nominee will be considered the sole owner and holder of the global securities for all purposes. As a result:

•	you cannot get debt securities registered in your name for as long as they are represented by the global securities;

•	you cannot receive certificated (physical) debt securities in your name in exchange for your beneficial interest in a global security; and

•	you will not be considered to be the owner or holder of a global security or any debt securities represented by a global security for any purpose.

In order to exercise any rights of holders, each person owning a book-entry interest must rely on the procedures of the depositary and DTC. If you are not a participant, you must also rely on the procedures of the participant or other securities intermediary through which you own your interest.

Payments on the global security

Unless otherwise specified in the prospectus supplement, payments will be made through the corporate trust office of Law Debenture Trust Company of New York to the depositary, as the holder of the debt securities. That office is currently located at 400 Madison Avenue, 4th Floor, New York, NY 10017. Our responsibility will be discharged once we have made payment to the depositary. Under the deposit agreement, the depositary will then make payment to DTC. We, the trustee, the depositary and our agents will have no responsibility for the payment records of DTC or any of its participants.

The Deposit Agreement

Redemption

If and when the global securities are redeemed, the depositary will deliver all amounts it receives in respect of the redemption to DTC.

Limitations on Your Ability to Obtain Definitive Securities

The global securities will not be registered in the name of any person other than the depositary or its nominee. You will not receive physical delivery of any securities. The global securities will not be exchanged for debt securities that are registered in the name of any person other than the depositary or its nominee. An exception to these restrictions would be made only if:

•	DTC notifies the depositary that it is unwilling, unable or no longer qualified to continue to act as depositary and a successor that is registered under the Exchange Act is not appointed within 120 days;

•	the depositary notifies us and the trustee that it is unwilling or unable to continue to act as depositary and we do not appoint a successor within 120 days;

•	we are subject to a winding-up, and we fail to make a payment on the debt securities when due;

•	an event of default has occurred or is continuing; or

•	at any time we decide that we no longer wish to have all or part of the debt securities represented by a global security.

In those circumstances, DTC will specify in whose names to register any definitive securities issued in exchange for the global securities.

Payment on and Transfer of Definitive Securities

Any definitive securities will be issued in registered form in the same authorized denominations as the debt securities to which they correspond. Payments will be made to the person whose name appears on the register. When payments are made in U.S. dollars, the payments will be made by a check drawn on a bank in New York. You should present definitive securities to any paying or transfer agent for redemption. You may transfer the definitive security by surrendering it at the specified office of the transfer agent, along with any forms or other evidence that the transfer agent requires. For a partial transfer, new definitive securities in permitted denominations can be obtained at the office of the trustee or of any paying or transfer agent. The trustee or the paying or transfer agent will not transfer any definitive security during the 15 days preceding the following dates:

•	the due date for any payment with respect to that debt security; or

•	the date of redemption of that debt security,

To the extent permitted by law, we, the trustee and any of our or its agents may treat the registered holder of any definitive securities as the absolute owner thereof.

Replacement of Definitive Securities

If any definitive security is mutilated, destroyed, stolen or lost, it can be replaced at the specified office of the trustee or any transfer or paying agent. You must pay any expenses that we incur in connection with the replacement. These expenses include any fees due to the trustee or the transfer or paying agent and any reasonable indemnity. Mutilated definitive securities must be surrendered before replacements will be issued.

Reports

The deposit agreement requires the depositary to immediately send to DTC a copy of any communication received that relates to us or to any series of debt securities.

Action by the Depositary

The deposit agreement requires the depositary to exercise any of its rights or powers vested in it by the deposit agreement as requested by DTC. The depositary must be offered satisfactory security or indemnity against the costs, expenses and liabilities that it might incur through compliance with such a request.

Amendment of the Deposit Agreement

The deposit agreement may be amended without the consent of DTC or the owners of book-entry interests in the debt securities under the following circumstances:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to add to the covenants and agreements of either us or the depositary;

•	to assign the depositary’s rights and duties to a qualified successor;

•	to comply with the Securities Act of 1933 (the “Securities Act”), the Exchange Act, the U.S. Investment Company Act of 1940, the Trust Indenture Act, or any other applicable law; and

•	to modify, alter or supplement the deposit agreement in any way that is not adverse to the interests of DTC or the owners of book-entry interests.

Resignation or Removal of Depositary

The depositary may resign at any time, following 60 days’ written notice to us and to DTC. The depositary may be removed at any time with 90 days’ written notice, and under specific circumstances, immediately. Resignation or removal will be effective upon the appointment of a successor depositary.

If we are unable to appoint a successor promptly, DTC or the depositary may petition any court of competent jurisdiction for the appointment of a successor, unless definitive securities have been issued with respect to all outstanding debt securities. We will bear any expense for the petition.

Obligations of the Depositary

The depositary will assume no obligation or liability under the deposit agreement or any agreement with DTC, other than to use good faith and reasonable care. We will indemnify the depositary against specified liabilities that it may incur under the deposit agreement.

Paying Agents

We will maintain one or more paying agents in each place of payment for the debt securities of a particular series. The corporate trust office of the trustee in The City of New York will be the paying agent unless we designate another paying agent for a particular series in the prospectus supplement. At any time, we may designate additional paying agents, rescind the designation of any paying agents, or approve a change in the office through which a paying agent acts. However, we are required to maintain a paying agent in London.

All funds that we pay to a paying agent that remain unclaimed more than two years after the amount has become due and payable will be repaid to us. At that point, any unpaid holder may look directly to us for payment.

Optional Tax Redemption

Unless otherwise indicated in a prospectus supplement, debt securities are not subject to redemption except if we (or our successor) must pay any additional amounts for your series of debt securities because of any changes in U.K. (or our successor’s jurisdiction of incorporation, domicile or residence) tax law that are effective on or after the date on which agreement is reached to issue the first tranche of such series of debt securities (or the date a party incorporated, domiciled or resident in a jurisdiction other than the U.K. becomes our successor).

Before giving notice of the redemption, we must give the trustee an opinion of independent legal counsel of recognized standing stating that we are entitled under the indenture to redeem the debt securities and a certificate with a statement of facts showing that the conditions giving us the right to redeem have occurred.

After the redemption date, if funds for the redemption of the debt securities are made available on the redemption date, the debt securities will stop bearing interest, and the only right of the holders will be to receive payment of the redemption price and all unpaid interest accrued to the date of redemption.

Payment of Additional Amounts

All payments made by us in respect of any debt security will be made without withholding or deduction for any taxes imposed by the United Kingdom, unless they are required by law to be withheld or deducted. If any deduction or withholding is required for any taxes imposed by the United Kingdom, then, subject to the exceptions described below, we will pay you the additional amounts necessary to ensure that the payment to you will not be less than the amount that you would have received in the absence of such withholding or deduction.

However, we will not be required to make any payment of additional amounts to you to the extent any of the following circumstances (or any combination of these circumstances) applies:

•	either you are or a person to whom a payment is made on your behalf is liable for taxes on your debt securities because of some connection with the United Kingdom other than merely holding your debt securities or receiving principal, interest or other amounts on your securities;

•	presentation is required and you present your debt securities for payment more than 30 days after the relevant date on which the payment first becomes due and payable, unless you would have been entitled to additional amounts if you presented your debt securities for payment before the date 30 days after the relevant date;

•	any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge is payable in respect of the debt securities;

•	any tax, duty, assessment or other governmental charge payable other than by withholding or deduction from any payment on the debt securities applies in respect of the debt securities;

•	you are liable for any tax, duty, assessment or other governmental charge because of your failure to comply with our request addressed to you to provide information pursuant to any reporting requirement;

•	you could have presented your debt securities to a different paying agent in a member state of the European Union and avoided any applicable withholding or deduction;

•	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with or introduced in order to conform to such Directive; or

•	you are subject to tax, duty, assessment or other governmental charge because of your request for a definitive security after an event of default.

In addition, we will not make payment of additional amounts to you if you are a fiduciary or partnership or are not the sole beneficial owner of the payment to the extent that no additional amounts would have been payable by us had the payments been made directly to the beneficiary or settlor of such fiduciary or a member of such partnership, or to an owner of a beneficial interest in a debt security.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to us is incorporated, domiciled or resident. The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.

In certain circumstances, payments made to holders of debt securities may be subject to withholding or deduction for or on account of U.K. tax. These circumstances might include, for example, if payments are made on debt securities issued by us that are not listed on a “recognised stock exchange” for U.K. tax purposes at the time of payment. For more information see the section entitled “Taxation — United Kingdom Taxation — Interest Payments”.

Restrictive Covenants

Unless otherwise specified in the prospectus supplement, the indenture will not contain any covenants restricting our ability to make payments, incur indebtedness, dispose of assets, enter into sale and leaseback transactions, pledge our assets to secure borrowings, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business.

Events of Default

If any one or more of the following events shall occur:

(a) our failure to pay any interest on any debt security of that series when due, continued for 30 days, or our failure to pay principal of or premium, if any, on any debt security of that series when due; or

(b) there is a failure in the performance of any obligation under the debt securities or the indenture other than an obligation to make payment of principal or interest thereunder:

•	which in the opinion of the trustee is incapable of remedy; or

•	which, being in the opinion of the trustee capable of remedy, continues for more than 90 days after written notification requiring such failure to be remedied shall have been given to us by the trustee; or

(c) except for the purpose of a reconstruction or amalgamation the terms of which have previously been approved in writing by the trustee or for the purposes of a consolidation or merger or conveyance, transfer or lease permitted by the terms of the indenture, an order is made (and not discharged or stayed within a period of 90 days) or an effective resolution is passed for our winding-up or an administration order is made in relation to us; or

(d) an administrative or other receiver is appointed of the whole or substantially the whole of our assets and is not removed, paid out or discharged within 90 days or, following such 90 day period, the appointment is not being disputed in good faith; or

(e) we are unable to pay our debts or make a general assignment for the benefit of our creditors; or

(f) any of our loan or other indebtedness for borrowed money (if applicable, translated into sterling), amounting in aggregate to not less than the higher of £25,000,000 and 1% of the Adjusted Share Capital and Reserves (as defined below), becomes due and repayable prematurely by reason of an event of default (however described) or we fail to make any payment in respect thereof on the due date for such payment (as extended by any applicable grace period as originally provided) or the security for any such loan or other indebtedness for borrowed money becomes enforceable and steps are taken to enforce the same or default is made by us in making any payment due (if applicable, translated into sterling), amounting in aggregate to not less than the higher of £25,000,000 and 1% of the Adjusted Share Capital and Reserves, under any guarantee or indemnity given by it in respect of any loan or other indebtedness for borrowed money, the trustee may at its discretion, and if so directed by extraordinary resolution (as defined in the indenture) of the holders of the notes or in writing by the holders of at least 25% in nominal amount of the notes then outstanding shall, (but in the case of (b), (c), (d), (e) and (f) above only if it certifies that such event is, in its opinion, materially prejudicial to the interests of holders of the notes), give notice to us that the debt securities are, and they shall accordingly immediately become, due and repayable each at their early redemption amount, plus accrued interest, if any (calculated as provided in the indenture).

“Adjusted Share Capital and Reserves” means at any time the aggregate of:

•	the amount paid up or credited as paid up on our share capital; and

•	the total of the capital, revaluation and revenue reserves of us and our subsidiaries taken as a whole (the “Group”), including any share premium account, capital redemption reserve and credit balance on the profit and loss account, sums set aside for taxation and amounts attributable to minority interests but deducting any debit balance on the profit and loss account and the cost of any shares of us held in an employee share ownership trust or otherwise held by a member of the Group, all as shown in the then latest audited consolidated balance sheet of the Group prepared in accordance with generally accepted accounting principles in the United Kingdom, but adjusted as may be necessary in respect of any variation in our paid up share capital or share premium account since the date of that balance sheet in the subsidiaries comprising the Group. A certificate of the Company signed by two directors of the Company as to the amount of the Adjusted Share Capital and Reserves as at any specified date may, in the absence of manifest error, be relied upon by the trustee and, if so relied upon, shall be conclusive and binding on us and the holders of the notes.

At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the debt securities of any series outstanding may, under certain circumstances, rescind and annul such acceleration.

Subject to the indenture, the trustee is under no obligation to exercise any of its rights at your request unless you have offered a reasonable security or indemnity. Subject to the indenture, the holders of a majority of the aggregate principal amount of the debt securities of any series outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series.

You will not have the right to institute any proceeding with respect to the indenture or the debt securities of any series, other than proceedings for the payment of overdue principal, interest or other amounts due, unless:

•	you give prior written notice to the trustee, pursuant to the indenture of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the debt securities of that series make a written request, and offer reasonable indemnity, to the trustee to institute proceedings;

•	the trustee does not receive an inconsistent request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series; and

•	the trustee fails to institute the proceeding within a reasonable period.

This limitation does not apply to a suit by a holder for the enforcement of a payment on or after the due date for such payment.

We promise in the indenture to file a certificate with the trustee each year, regarding:

•	our performance of certain of our obligations under the indenture; and

•	the absence of defaults (if there are none) or the specific defaults that exist as well as their nature and status.

Defeasance and Discharge

The prospectus supplement will state if any defeasance provision will apply to the debt securities.

The indenture provides that, if applicable, we will be discharged from any and all obligations in respect of the debt securities of any series (except for certain obligations to register the transfer or exchange of debt securities of such series, to replace stolen, lost or mutilated debt securities of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust,

•	in the case of debt securities denominated in U.S. dollars, U.S. money in an amount, or U.S. Government Obligations (which through the payment of interest and principal in respect of the debt securities in accordance with their terms will provide U.S. money in an amount), or a combination of the debt securities (provided, however, that in the case of debt securities of any series issued in whole or in part in bearer form, not more than 50% (determined with respect to both value and income) of the deposited collateral shall consist of U.S. Government Obligations); or

•	in the case of debt securities of such series denominated in a foreign currency (other than a composite currency), money in the foreign currency in an amount or foreign government securities in the same foreign currency (which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in the foreign currency in an amount), or a combination of the debt securities, sufficient, in case of both (1) and (2), to pay the principal of and premium, if any, each installment of interest, if any, on, and any mandatory sinking fund payments or analogous payments with respect to, the debt securities of such series on the payment date or other payment date of such payments in accordance with the terms of the. indenture and the debt securities of such series. Such a trust may only be established if, among other things,

•	we have delivered to the trustee an opinion of counsel to the effect that (and, in the case of debt securities being discharged, such opinion shall state that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that) holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred, and

•	we have delivered to the trustee an opinion of counsel (who may be an employee of ours or our counsel) to the effect that the debt securities of such series, if then listed on the New York Stock Exchange, will not be delisted as a result of such deposit, defeasance and discharge.

Modification and Waiver

Generally, to modify or amend the indenture or the terms and conditions of the debt securities and to receive a waiver of future compliance or past defaults we need the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by the modification, amendment or waiver. The following actions, however, may only be taken with the consent of the holder of each debt security affected:

•	a change in the due date for payment of the principal of, or any installment of principal of or interest on, any debt security;

•	a reduction in the principal amount of, or the premium, if any, or the rate of interest, if any, on any debt security;

•	a change in our obligation to pay additional amounts, except as otherwise permitted by the indenture;

•	a reduction in the amount of principal of an original issue discount security payable upon acceleration of the payment date of the debt securities;

•	a change in the coin or currency in which any debt security or any premium or interest on the debt securities is payable;

•	an impairment of the right to institute suit for the enforcement of any payment on or with respect to any debt security;

•	a reduction in the percentage in principal amount of debt securities outstanding of any series, the consent of whose holders is required for modification or amendment of the indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	a reduction in the requirements contained in the indenture for quorum or voting;

•	a change in our obligation to maintain an office or agency in the places and for the purposes required by the indenture;

•	any change that modifies or affects in any manner adverse to the interests of the holders of such debt securities our obligations regarding the due and punctual payment of the principal of the debt securities, and premium, if any, and interest, if any, on the debt securities or the sinking fund or analogous payments, if any, with respect to such debt securities; or

•	to modify any of the above provisions.

The holders of at least two-thirds in aggregate principal amount of the debt securities outstanding of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with any covenant or condition with respect to the debt securities of that series under the indenture. The holders of not less than a majority in aggregate principal amount of the debt securities outstanding of each series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series, except a default:

•	in the payment of the principal of, premium, if any, or interest, if any, on any debt security of such series; or

•	in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each debt security outstanding of such series affected.

Replacement of Debt Securities

We will replace any mutilated debt security at the expense of the holder upon surrender of such debt security to the trustee. We will replace debt securities that are destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the debt security or evidence of the destruction, loss or theft of the debt securities satisfactory to us and the trustee. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to us and the trustee and that may be required at the expense of the holder of such debt security before a replacement debt security will be issued.

Consent to Service

In the indenture we designate the trustee and their authorized agent for service of process in any legal action or proceeding arising out of or relating to the indenture or the debt securities brought in any U.S. federal or State court in the Borough of Manhattan, The City of New York, New York and irrevocably submit to the non-exclusive jurisdiction of such courts.

Governing Law

The debt securities and the indenture are governed by the laws of the State of New York. Any action arising out of the indenture or any of the debt securities may be brought in any state or federal court in the Borough of Manhattan, The City of New York. We will irrevocably submit to the non-exclusive jurisdiction of any of these courts in any such actions and we will appoint an authorized agent upon which you may serve process.

The Trustee

The trustee for the debt securities is Law Debenture Trust Company of New York.

If an event of default occurs, or if an event occurs which would become an event of default after notice or the passage of time, and if the trustee has a conflicting interest with respect to the debt securities according to the Trust Indenture Act, then the trustee may be required to resign unless the trustee can eliminate the conflicting interest. In that case, we would be required to appoint a successor trustee.

CLEARANCE AND SETTLEMENT

General

Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream Banking, société anonyme in Luxembourg (“Clearstream, Luxembourg”) and Euroclear SA/NV (“Euroclear”) in Brussels, Belgium. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for registered securities in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the securities will be cleared and settled on a delivery against payment basis.

Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream, Luxembourg or the clearance system that is described in the applicable prospectus supplement.

The policies of DTC, Clearstream, Luxembourg, and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream, Luxembourg or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Luxembourg, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream, Luxembourg and Euroclear as they are currently in effect. These systems could change their rules and procedures at any time.

As used in this section, any reference to securities also refers to book-entry securities issued in respect of securities in bearer form.

The Clearing Systems

DTC

DTC has advised us as follows:

•	DTC is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking corporation” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

•	DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

•	Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

•	Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

•	The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg

Clearstream, Luxembourg has advised us as follows:

•	Clearstream, Luxembourg is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

•	Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry changes to the accounts of its customers. This eliminates the need for physical movement of certificates.

•	Clearstream, Luxembourg provides other services to its participants, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities. It interfaces with the domestic markets in over 30 countries through established depositary and custodial relationships.

•	Clearstream, Luxembourg’s customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

•	Indirect access to the Clearstream, Luxembourg system is also available to others that clear through Clearstream, Luxembourg customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

Euroclear has advised us as follows:

•	Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking, Finance and Insurance Commission (Commission Bancaire et Financiére et des Assurances) and the National Bank of Belgium (Banque Nationale de Belgique).

•	Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

•	Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

•	Euroclear customers include banks, including central banks, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other professional financial intermediaries

•	Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear customers.

•	All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

The distribution of debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the applicable prospectus supplement.

Clearance and Settlement Procedures — DTC

DTC participants that hold securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

Debt securities will be credited to the securities custody accounts of these DTC participants against payment in the same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures — Euroclear and Clearstream, Luxembourg

We understand that investors that hold their securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form.

Debt securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg participants on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

We understand that secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC’s Same-Day Funds Settlement System.

If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream, Luxembourg Participants

We understand that secondary market trading between Euroclear and/or Clearstream, Luxembourg participants will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream, Luxembourg. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream, Luxembourg Purchaser

A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream, Luxembourg at least one business day prior to settlement. The instructions will provide for the transfer of the securities from the selling DTC participant’s account to the account of the purchasing Euroclear or Clearstream, Luxembourg participant. Euroclear or Clearstream, Luxembourg, as the case may be, will then instruct the common depositary for Euroclear and Clearstream, Luxembourg to receive the debt securities either against payment or free of payment.

The beneficial interests in the debt securities will be credited to the respective clearing system. The clearing system will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream, Luxembourg cash debit will be valued as of the actual settlement date instead.

Euroclear participants or Clearstream, Luxembourg participants will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, participants may take on credit exposure to Euroclear or Clearstream, Luxembourg until the securities are credited to their accounts one business day later.

As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants can choose not to preposition funds and will allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear participants or Clearstream, Luxembourg participants purchasing debt securities would incur overdraft charges for one business day, (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each participant’s particular cost of funds.

Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the depositary on behalf of Euroclear participants or Clearstream, Luxembourg participants. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving debt securities through Clearstream, Luxembourg and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream, Luxembourg and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream, Luxembourg or Euroclear is used.

TAXATION

This section describes the material U.K. and U.S. federal income tax consequences of acquiring, owning and disposing of debt securities that we may issue.

United Kingdom Taxation

The comments below are of a general nature, are based on current U.K. tax law and published practice of the United Kingdom HM Revenue & Customs (“HMRC”) and are not intended to be exhaustive. They do not necessarily apply where the income is deemed for tax purposes to be the income of any person other than the holder of the debt securities. They relate only to the position of persons who are resident outside of the United Kingdom for tax purposes (and not resident or, in the case of individuals, ordinarily resident in the United Kingdom for U.K. tax purposes) and who are the absolute beneficial owners of their debt securities and may not apply to certain classes of persons such as dealers or certain professional investors.

Please consult your own tax advisor concerning the consequences of owning the offered securities in your particular circumstances.

Interest Payments

References to “interest” in this section mean interest as understood in U.K. tax law. The statements do not take account of any different definitions of interest that may prevail under any other law or which may be created by the terms and conditions of the debt securities or any related documentation. If debt securities are issued with a redemption premium, then any such premium may constitute interest for U.K. tax purposes and so be treated in the manner described below.

Payments of interest on debt securities will not be subject to withholding or deduction for or on account of U.K. taxation so long as the debt securities are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the U.K. Income Tax Act 2007. The London Stock Exchange is a “recognised stock exchange” for these purposes. Debt securities will be treated as listed on the London Stock Exchange if they are included in the Official List by the United Kingdom Listing Authority and are admitted to trading on the London Stock Exchange. The New York Stock Exchange will be a “recognised stock exchange” for these purposes provided that it is registered with the Securities and Exchange Commission of the United States as a national securities exchange. Debt securities will be treated as listed on the New York Stock Exchange if they are both admitted to trading on the New York Stock Exchange and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In all other cases, payments of interest will generally be made under deduction of income tax at the savings rate (which is currently 20%) subject to the availability of other reliefs. Certain holders of debt securities who are U.S. residents may be entitled to receive payments free of deductions for or on account of U.K. tax under the double taxation treaty between the United Kingdom and the United States and may therefore be able to obtain a direction to that effect from HMRC. Holders of debt securities who are resident in other jurisdictions may also be able to receive payment free of deductions or subject to a lower rate of deduction under an appropriate double taxation treaty and may be able to obtain a direction from HMRC to that effect.

However, such a direction will, in either case, only be issued on prior application to HMRC by the holder in question. If such a direction is not in place at the time a payment of interest is made, the person making the payment will be required to withhold tax, although a holder of debt securities resident in a jurisdiction outside of the United Kingdom who is entitled to relief may subsequently claim the amount withheld from HMRC.

Payments of interest on the debt securities will have a U.K. source and accordingly may be chargeable to U.K. tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to U.K. tax in the hands of holders of the debt securities who are not resident or, in the case of individuals, ordinarily resident in the United Kingdom, except where:

(i) in the case of corporate holders, such persons carry on a trade in the United Kingdom through a U.K. permanent establishment; or

(ii) in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a U.K. branch or agency,

in connection with which the interest is received or to which the debt securities are attributable, in which case (subject to exemptions for interest received by certain categories of agent) tax may be levied on the U.K. permanent establishment or branch or agency.

In the event that payments of interest on debt securities are subject to withholding or deduction for on account of U.K. taxation (for example, as a result of a failure to maintain a listing on a “recognised stock exchange”) then the provisions referred to in “Description of Debt Securities We May Offer — Payment of Additional Amounts” may apply so that the net amount received by the holders after such reduction will not be less than the amount the holders would have received in the absence of such withholding or deduction.

Holders of the debt securities should note that the provisions relating to additional amounts referred to in “Description of Debt Securities We May Offer — Payment of Additional Amounts” would not apply if HMRC sought to assess directly the person entitled to the relevant interest to U.K. tax. However exemption from, or reduction of, such U.K. tax liability might be available under an applicable double taxation treaty.

Provision of Information

Persons in the United Kingdom (i) paying interest to or receiving interest on behalf of another person who is an individual or (ii) paying amounts due on redemption of the debt securities which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual may be required to provide certain information to HMRC regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on redemption of such debt securities HMRC practice indicates that HMRC will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2008.

Optional Tax Redemption

In the earlier section entitled “Description of Debt Securities We May Offer — Optional Tax Redemption” we set out certain situations in which we may redeem debt securities. Any relevant changes in U.K. tax law after the date of this base prospectus will be described in an applicable prospectus supplement.

Disposal (including Redemption)

Generally, a holder of debt securities who is neither resident nor, in the case of an individual, ordinarily resident in the United Kingdom for tax purposes will not be liable for U.K. taxation in respect of a disposal of a debt security, or in respect of any gain accrued in respect of a debt security or any change in the value of a debt security.

This may not, however, be the case if:

(i) in the case of corporate holders, such persons carry on a trade in the United Kingdom through a U.K. permanent establishment; or

(ii) in the case of other holders, such persons carry on a trade, profession or vocation in the United Kingdom through a U.K. branch or agency in connection with which the interest is received or to which the debt securities are attributable.

Inheritance Tax

A holder of debt securities who is an individual domiciled outside the United Kingdom will generally not be liable for U.K. inheritance tax in respect of his holding of debt securities. However, there may be a liability for U.K. inheritance tax if a register of debt securities which are registered securities is maintained in the United Kingdom or if debt securities which are bearer securities are held in the United Kingdom. In that case, exemption from any U.K. inheritance tax liability may be available for holders of debt securities who are domiciled in the United States under the U.S.-U.K. double tax convention relating to estate and gift taxes.

Stamp Duty and Stamp Duty Reserve Tax(“SDRT”)

No U.K. stamp duty or SDRT will normally be payable on the issue of debt securities into a clearing system provided, in the case of registered debt securities, that such debt securities do not carry:

(i) a right of conversion into shares or other securities or to the acquisition of shares or other securities (including securities of the same description);

(ii) a right to interest, the amount of which exceeds a reasonable commercial return on the nominal amount of the capital;

(iii) a right to interest, the amount of which is or was determined to any extent by reference to the results of, or of any part of, a business or to the value of any property; or

(iv) a right on repayment to an amount which exceeds the nominal amount of the capital and is not reasonably comparable with what is generally repayable (in respect of a similar nominal amount of capital) under the terms of issue of loan capital listed on the Official List of the London Stock Exchange.

No U.K. stamp duty or SDRT will generally be payable on dealings in debt securities within a clearing system where such dealings are effected in electronic book entry form and not by written instrument of transfer, except where the clearing system has elected to apply an alternative system of charge and the debt securities are registered debt securities carrying any of the rights mentioned in (i) to (iv) above.

The U.K. stamp duty and SDRT treatment of debt securities will depend upon their particular terms and conditions and upon the circumstances relevant to their issue. The applicable prospectus supplement for any debt securities will summarise any stamp duty and SDRT treatment which differs from the position described above.

European Union Directive on the Taxation of Savings Income

The Council of the European Union has adopted Council Directive 2003/48/EC (the “Savings Directive”) regarding the taxation of savings income. Pursuant to the Savings Directive, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or other similar income) paid by a person within its jurisdiction to or for the benefit of an individual or to certain other persons in that other Member State, except that Belgium, Luxembourg and Austria will (unless they elect otherwise) instead operate a withholding system for a transitional period in relation to such payments.

A number of non-EU countries, and certain dependent or associated territories of certain EU Member States have adopted similar measures (either provision of information or transitional withholding) in relation to payments made by a person within its jurisdiction to an individual resident in an EU Member State. In addition, the EU Member States have entered into reciprocal provision of information or transitional withholding arrangements with certain of those dependent or associated territories in relation to payments made by a person in a Member State to an individual resident in one of those territories.

United States Federal Income Taxation

The following is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of debt securities by a U.S. Holder (as defined below). This summary does not address the material U.S. federal income tax consequences of every type of debt security which may be issued under this base prospectus, and the relevant prospectus supplement will contain additional or modified disclosure concerning the material U.S. federal income tax consequences relevant to a particular issue of debt securities as appropriate. This summary deals only with purchasers of debt securities that are U.S. Holders and that will hold the debt securities as capital assets. The discussion does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of debt securities by particular investors, and does not address state, local, foreign or other tax laws. This summary also does not discuss all of the tax considerations that may be relevant to certain types of investors subject to special treatment under the U.S. federal income tax laws (such as financial institutions, insurance companies, investors liable for the alternative minimum tax, individual retirement accounts and other tax-deferred accounts, tax-exempt organizations, dealers in securities or currencies, investors that will hold the debt securities as part of straddles, hedging transactions or conversion transactions for U.S. federal income tax purposes or investors whose functional currency is not the U.S. dollar). Moreover, the summary deals only with debt securities with a term of 30 years or less. The U.S. federal income tax consequences of owning debt securities with a longer term will be discussed in the applicable prospectus supplement.

As used herein, the term “U.S. Holder” means a beneficial owner of debt securities that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation created or organized under the laws of the United States or any State thereof, (iii) an estate the income of which is subject to U.S. federal income tax without regard to its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or the trust has elected to be treated as a domestic trust for U.S. federal income tax purposes.

The U.S. federal income tax treatment of a partner in a partnership that holds debt securities will depend on the status of the partner and the activities of the partnership. Prospective purchasers that are partnerships should consult their tax advisor concerning the U.S. federal income tax consequences to their partners of the acquisition, ownership and disposition of debt securities by the partnership.

The summary is based on the tax laws of the United States including the Internal Revenue Code of 1986, its legislative history, existing and proposed regulations thereunder and published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect.

Securities in bearer form are subject to U.S. tax law requirements and may not be offered, sold or delivered within the United States or its possessions or to United States persons, except in certain transactions permitted by U.S. tax regulations. A United States person who holds a bearer debt security may be subject to limitations under United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the United States Internal Revenue Code. These sections provide that a United States person who holds a bearer debt security (or any receipt, coupon or talon appertaining thereto) generally will not be allowed to deduct any loss realized on the sale, exchange or redemption of such bearer debt security, receipt, coupon or talon, and that any gain (which might otherwise be characterized as capital gain) recognized on such sale, exchange or redemption will be treated as ordinary income. Certain terms used in this paragraph have the meanings given to them by the Internal Revenue Code and the regulations promulgated thereunder.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF OWNING THE DEBT SECURITIES, INCLUDING THEIR ELIGIBILITY FOR THE BENEFITS OF THE TREATY, THE APPLICABILITY AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

Payments of Interest

Interest on a debt security, whether payable in U.S. dollars or a currency, composite currency or basket of currencies other than U.S. dollars (a “foreign currency”), other than interest on a “Discount Debt Security” that is not “qualified stated interest” (each as defined below under “— Original Issue Discount — General”), will be taxable to a U.S. Holder as ordinary income at the time it is received or accrued, depending on the holder’s method of accounting for tax purposes. Interest paid by the Company on the debt securities and OID, if any, accrued with respect to the debt securities (as described below under “— Original Issue Discount”)

generally will constitute income from sources outside the United States. Prospective purchasers should consult their tax advisors concerning the applicability of the foreign tax credit and source of income rules to income attributable to the debt securities.

Original Issue Discount

General

The following is a summary of the principal U.S. federal income tax consequences of the ownership of debt securities issued with original issue discount (“OID”). The following summary does not discuss debt securities that are characterized as contingent payment debt instruments for U.S. federal income tax purposes. In the event the Company issues contingent payment debt instruments the applicable prospectus supplement will describe the material U.S. federal income tax consequences thereof.

A debt security, other than a debt security with a term of one year or less (a “Short-Term Debt Security”), will be treated as issued with OID (a “Discount Debt Security”) if the excess of the debt security’s “stated redemption price at maturity” over its issue price is equal to or more than a de minimis amount (0.25% of the debt security’s stated redemption price at maturity multiplied by the number of complete years to its maturity). An obligation that provides for the payment of amounts other than qualified stated interest before maturity (an “installment obligation”) will be treated as a Discount Debt Security if the excess of the debt security’s stated redemption price at maturity over its issue price is greater than 0.25% of the debt security’s stated redemption price at maturity multiplied by the weighted average maturity of the debt security. A debt security’s weighted average maturity is the sum of the following amounts determined for each payment on a debt security (other than a payment of qualified stated interest): (i) the number of complete years from the issue date until the payment is made multiplied by (ii) a fraction, the numerator of which is the amount of the payment and the denominator of which is the debt security’s stated redemption price at maturity. Generally, the issue price of a debt security will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The stated redemption price at maturity of a debt security is the total of all payments provided by the debt security that are not payments of “qualified stated interest”. A qualified stated interest payment is generally any one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate (with certain exceptions for lower rates paid during some periods), or a variable rate (in the circumstances described below under “Variable Interest Rate Debt Securities”), applied to the outstanding principal amount of the debt security. Solely for the purposes of determining whether a debt security has OID, the Company will be deemed to exercise any call option that has the effect of decreasing the yield on the debt security, and the U.S. Holder will be deemed to exercise any put option that has the effect of increasing the yield on the debt security.

U.S. Holders of Discount Debt Securities must include OID in income calculated on a constant-yield method before the receipt of cash attributable to the income, and generally will have to include in income increasingly greater amounts of OID over the life of the Discount Debt Securities. The amount of OID includible in income by a U.S. Holder of a Discount Debt Security is the sum of the daily portions of OID with respect to the Discount Debt Security for each day during the taxable year or portion of the taxable year on which the U.S. Holder holds the Discount Debt Security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. Accrual periods with respect to a debt security may be of any length selected by the U.S. Holder and may vary in length over the term of the debt security as long as (i) no accrual period is longer than one year and (ii) each scheduled payment of interest or principal on the debt security occurs on either the final or first day of an accrual period. The amount of OID allocable to an accrual period equals the excess of (a) the product of the Discount Debt Security’s adjusted issue price at the beginning of the accrual period and the Discount Debt Security’s yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (b) the sum of the payments of qualified stated interest on the debt security allocable to the accrual period. The “adjusted issue price” of a Discount Debt Security at the beginning of any accrual period is the issue price of the debt security increased by (x) the amount of accrued OID for each prior accrual period and decreased by (y) the amount of any payments previously made on the debt security that were not qualified stated interest payments. The “yield to maturity” of a security is the discount rate that causes the present value of all payments on the security as of its original issue date to equal the issue price of such security.

Acquisition Premium

A U.S. Holder that purchases a Discount Debt Security for an amount less than or equal to the sum of all amounts payable on the debt security after the purchase date, other than payments of qualified stated interest, but in excess of its adjusted issue price (any such excess being “acquisition premium”) and that does not make the election described below under “Election to Treat All Interest as Original Issue Discount”, is permitted to reduce the daily portions of OID by a fraction, the numerator of which is the excess of the U.S. Holder’s adjusted basis in the debt security immediately after its purchase over the debt security’s adjusted issue price, and the denominator of which is the excess of the sum of all amounts payable on the debt security after the purchase date, other than payments of qualified stated interest, over the debt security’s adjusted issue price.

Market Discount

A debt security, other than a Short-Term Debt Security, generally will be treated as purchased at a market discount (a “Market Discount Debt Security”) if the debt security’s stated redemption price at maturity or, in the case of a Discount Debt Security, the debt security’s “revised issue price”, exceeds the amount for which the U.S. Holder purchased the debt security by at least 0.25% of the debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity (or, in the case of a debt security that is an installment obligation, the debt security’s weighted average maturity). If this excess is not sufficient to cause the debt security to be a Market Discount Debt Security, then the excess constitutes “de minimis market discount”. For this purpose, the “revised issue price” of a debt security generally equals its issue price, increased by the amount of any OID that has accrued on the debt security and decreased by the amount of any payments previously made on the debt security that were not qualified stated interest payments.

Under current law, any gain recognized on the maturity or disposition of a Market Discount Debt Security (including any payment on a debt security that is not qualified stated interest) will be treated as ordinary income to the extent that the gain does not exceed the accrued market discount on the debt security. Alternatively, a U.S. Holder of a Market Discount Debt Security may elect to include market discount in income currently over the life of the debt security. This election shall apply to all debt instruments with market discount acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies. This election may not be revoked without the consent of the Internal Revenue Service (the “IRS”). A U.S. Holder of a Market Discount Debt Security that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings incurred to purchase or carry a Market Discount Debt Security that is in excess of the interest and OID on the debt security includible in the U.S. Holder’s income, to the extent that this excess interest expense does not exceed the portion of the market discount allocable to the days on which the Market Discount Debt Security was held by the U.S. Holder.

Under current law, market discount will accrue on a straight-line basis unless the U.S. Holder elects to accrue the market discount on a constant-yield method. This election applies only to the Market Discount Debt Security with respect to which it is made and is irrevocable.

Election to Treat All Interest as Original Issue Discount

A U.S. Holder may elect to include in gross income all interest that accrues on a debt security using the constant-yield method described above under “— Original Issue Discount — General”, with certain modifications. For purposes of this election, interest includes stated interest, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium (described below under “— Debt Securities Purchased at a Premium”) or acquisition premium. This election will generally apply only to the debt security with respect to which it is made and may not be revoked without the consent of the IRS. If the election to apply the constant-yield method to all interest on a debt security is made with respect to a Market Discount Debt Security, the electing U.S. Holder will be treated as having made the election discussed above under “— Market Discount” to include market discount in income currently over the life of all debt instruments with market discount held or thereafter acquired by the U.S. Holder. U.S. Holders should consult their tax advisors concerning the propriety and consequences of this election.

Variable Interest Rate Debt Securities

Debt securities that provide for interest at variable rates (“Variable Interest Rate Debt Securities”) generally will be treated as “variable rate debt instruments” under Treasury regulations governing accrual of OID. A Variable Interest Rate Debt Security will qualify as a “variable rate debt instrument” if (a) its issue price does not exceed the total noncontingent principal payments due under the Variable Interest Rate Debt Security by more than a specified de minimis amount, (b) it provides for stated interest, paid or compounded at least annually, at (i) one or more qualified floating rates, (ii) a single fixed rate and one or more qualified floating rates, (iii) a single objective rate, or (iv) a single fixed rate and a single objective rate that is a qualified inverse floating rate, and (c) it does not provide for any principal payments that are contingent (other than as described in (a) above).

A “qualified floating rate” is any variable rate where variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Interest Rate Debt Security is denominated. A fixed multiple of a qualified floating rate will constitute a qualified floating rate only if the multiple is greater than 0.65 but not more than 1.35. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Interest Rate Debt Security (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Interest Rate Debt Security’s issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor) may, under certain circumstances, fail to be treated as a qualified floating rate unless the cap or floor is fixed throughout the term of the debt security.

An “objective rate” is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula and which is based on objective financial or economic information (e.g., one or more qualified floating rates or the yield of actively traded personal property). A rate will not qualify as an objective rate if it is based on information that is within the control of the Company (or a related party) or that is unique to the circumstances of the Company (or a related party), such as dividends, profits or the value of the Company’s stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the Company). Other variable interest rates may be treated as objective rates if so designated by the IRS in the future. Despite the foregoing, a variable rate of interest on a Variable Interest Rate Debt Security will not constitute an objective rate if it is reasonably expected that the average value of the rate during the first half of the Variable Interest Rate Debt Security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of the Variable Interest Rate Debt Security’s term. A “qualified inverse floating rate” is any objective rate where the rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. If a Variable Interest Rate Debt Security provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period and if the variable rate on the Variable Interest Rate Debt Security’s issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than 3 months prior to the first day on which that value is in effect and no later than 1 year following that first day.

If a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a “variable rate debt instrument”, then any stated interest on the debt security which is unconditionally payable in cash or property (other than debt instruments of the Company) at least annually will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Interest Rate Debt Security that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a “variable rate debt instrument” will generally not be treated as having been issued with OID unless the Variable Interest Rate Debt Security is issued at a “true” discount (i.e., at a price below the debt security’s stated principal amount) in excess of a specified de minimis amount. OID on a Variable Interest Rate Debt Security arising from “true” discount is allocated to an accrual period using the constant yield method described above by assuming that the variable rate is a fixed rate equal to (i) in the case of a qualified floating rate or qualified inverse floating rate, the value, as of the issue date, of the qualified floating rate or qualified inverse floating rate, or (ii) in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security.

In general, any other Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” will be converted into an “equivalent” fixed rate debt instrument for purposes of determining the amount and accrual of OID and qualified stated interest on the Variable Interest Rate Debt Security. Such a Variable Interest Rate Debt Security must be converted into an “equivalent” fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Interest Rate Debt Security with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Interest Rate Debt Security’s issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Interest Rate Debt Security is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Interest Rate Debt Security. In the case of a Variable Interest Rate Debt Security that qualifies as a “variable rate debt instrument” and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Interest Rate debt security provides for a qualified inverse floating rate). Under these circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Interest Rate Debt Security as of the Variable Interest Rate Debt Security’s issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument in the manner described above.

Once the Variable Interest Rate Debt Security is converted into an “equivalent” fixed rate debt instrument pursuant to the foregoing rules, the amount of OID and qualified stated interest, if any, are determined for the “equivalent” fixed rate debt instrument by applying the general OID rules to the “equivalent” fixed rate debt instrument and a U.S. Holder of the Variable Interest Rate Debt Security will account for the OID and qualified stated interest as if the U.S. Holder held the “equivalent” fixed rate debt instrument. In each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or OID assumed to have been accrued or paid with respect to the “equivalent” fixed rate debt instrument in the event that these amounts differ from the actual amount of interest accrued or paid on the Variable Interest Rate Debt Security during the accrual period.

If a Variable Interest Rate Debt Security, such as a debt security the payments on which are determined by reference to an index, does not qualify as a “variable rate debt instrument”, then the Variable Interest Rate Debt Security will be treated as a contingent payment debt obligation. The proper U.S. federal income tax treatment of Variable Interest Rate Debt Securities that are treated as contingent payment debt obligations will be more fully described in the applicable prospectus supplement.

Short-Term Debt Securities

In general, an individual or other cash basis U.S. Holder of a Short-Term Debt Security is not required to accrue OID (as specially defined below for the purposes of this paragraph) for U.S. federal income tax purposes unless it elects to do so (but may be required to include any stated interest in income as the interest is received). Accrual basis U.S. Holders and certain other U.S. Holders are required to accrue OID on Short-Term Debt Securities on a straight-line basis or, if the U.S. Holder so elects, under the constant-yield method (based on daily compounding). In the case of a U.S. Holder not required and not electing to include OID in income currently, any gain realized on the sale or retirement of the Short-Term Debt Security will be ordinary income to the extent of the OID accrued on a straight-line basis (unless an election is made to accrue the OID under the constant-yield method) through the date of sale or retirement. U.S. Holders who are not required and do not elect to accrue OID on Short-Term Debt Securities will be required to defer deductions for interest on borrowings allocable to Short-Term Debt Securities in an amount not exceeding the deferred income until the deferred income is realized.

For purposes of determining the amount of OID subject to these rules, all interest payments on a Short-Term Debt Security are included in the Short-Term Debt Security’s stated redemption price at maturity. A U.S. Holder may elect to determine OID on a Short-Term Debt Security as if the Short-Term Debt Security had been originally issued to the U.S. Holder at the U.S. Holder’s purchase price for the Short-Term Debt Security. This election shall apply to all obligations with a maturity of one year or less acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Fungible Issue

The Company may, without the consent of the Holders of outstanding debt securities, issue additional debt securities with identical terms. These additional debt securities, even if they are treated for non-tax purposes as part of the same series as the original debt securities, in some cases may be treated as a separate series for U.S. federal income tax purposes. In such a case, the additional debt securities may be considered to have been issued with OID even if the original debt securities had no OID, or the additional debt securities may have a greater amount of OID than the original debt securities. These differences may affect the market value of the original debt securities if the additional debt securities are not otherwise distinguishable from the original debt securities.

Debt Securities Purchased at a Premium

A U.S. Holder that purchases a debt security for an amount in excess of its principal amount, or for a Discount Debt Security, its stated redemption price at maturity, may elect to treat the excess as “amortizable bond premium”, in which case the amount required to be included in the U.S. Holder’s income each year with respect to interest on the debt security will be reduced by the amount of amortizable bond premium allocable (based on the debt security’s yield to maturity) to that year. Any election to amortize bond premium shall apply to all bonds (other than bonds the interest on which is excludable from gross income for U.S. federal income tax purposes) held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and is irrevocable without the consent of the IRS. See also “— Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of Debt Securities

A U.S. Holder’s tax basis in a debt security will generally be its cost, increased by the amount of any OID or market discount included in the U.S. Holder’s income with respect to the debt security and the amount, if any, of income attributable to de minimis OID and de minimis market discount included in the U.S. Holder’s income with respect to the debt security, and reduced by (i) the amount of any payments that are not qualified stated interest payments, and (ii) the amount of any amortizable bond premium applied to reduce interest on the debt security.

A U.S. Holder will generally recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement and the tax basis of the debt security. The amount realized does not include the amount attributable to accrued but unpaid interest, which will be taxable as interest income to the extent not previously included in income. Except to the extent described above under “— Original Issue Discount — Market Discount” or “— Original Issue Discount — Short Term Debt Securities” or attributable to changes in exchange rates (as discussed below), gain or loss recognized on the sale or retirement of a debt security will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period in the debt securities exceeds one year. Gain or loss realized by a U.S. Holder on the sale or retirement of a debt security generally will be U.S. source.

Foreign Currency Debt Securities

Interest

If an interest payment is denominated in, or determined by reference to, a foreign currency, the amount of income recognized by a cash basis U.S. Holder will be the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars.

An accrual basis U.S. Holder may determine the amount of income recognized with respect to an interest payment denominated in, or determined by reference to, a foreign currency in accordance with either of two methods. Under the first method, the amount of income accrued will be based on the average exchange rate in effect during the interest accrual period (or, in the case of an accrual period that spans two taxable years of a U.S. Holder, the part of the period within the taxable year).

Under the second method, the U.S. Holder may elect to determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period (or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year). Additionally, if a payment of interest is actually received within five business days of the last day of the accrual period, an electing accrual basis U.S. Holder may instead translate the accrued interest into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the U.S. Holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. Holder, and will be irrevocable without the consent of the IRS.

Upon receipt of an interest payment (including a payment attributable to accrued but unpaid interest upon the sale or retirement of a debt security) denominated in, or determined by reference to, a foreign currency, the U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

OID

OID for each accrual period on a Discount Debt Security that is denominated in, or determined by reference to, a foreign currency, will be determined in the foreign currency and then translated into U.S. dollars in the same manner as stated interest accrued by an accrual basis U.S. Holder, as described above. Upon receipt of an amount attributable to OID (whether in connection with a payment on the debt security or a sale of the debt security), a U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) equal to the difference between the amount received (translated into U.S. dollars at the spot rate on the date of receipt) and the amount previously accrued, regardless of whether the payment is in fact converted into U.S. dollars.

Market Discount

Market Discount on a debt security that is denominated in, or determined by reference to, a foreign currency, will be accrued in the foreign currency. If the U.S. Holder elects to include market discount in income currently, the accrued market discount will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within the U.S. Holder’s taxable year). Upon the receipt of an amount attributable to accrued market discount, the U.S. Holder may recognize U.S. source exchange gain or loss (which will be taxable as ordinary income or loss) determined in the same manner as for accrued interest or OID. A U.S. Holder that does not elect to include market discount in income currently will recognize, upon the disposition or maturity of the debt security, the U.S. dollar value of the amount accrued, calculated at the spot rate on that date, and no part of this accrued market discount will be treated as exchange gain or loss.

Bond Premium

Bond premium (including acquisition premium) on a debt security that is denominated in, or determined by reference to, a foreign currency, will be computed in units of the foreign currency, and any such bond premium that is taken into account currently will reduce interest income in units of the foreign currency. On the date bond premium offsets interest income, a U.S. Holder may recognize U.S. source exchange gain or loss (taxable as ordinary income or loss) measured by the difference between the spot rate in effect on that date, and on the date the debt securities were acquired by the U.S. Holder. A U.S. Holder that does not elect to take bond premium (other than acquisition premium) into account currently will recognize a market loss when the debt security matures.

Sale or Retirement

As discussed above under “— Purchase, Sale and Retirement of Debt Securities”, a U.S. Holder will generally recognize gain or loss on the sale or retirement of a debt security equal to the difference between the amount realized on the sale or retirement and its tax basis in the debt security. A U.S. Holder’s tax basis in a debt security that is denominated in a foreign currency will be determined by reference to the U.S. dollar cost of the debt security. The U.S. dollar cost of a debt security purchased with foreign currency will generally be the U.S. dollar value of the purchase price on the date of purchase, or the settlement date for the purchase, in the case of debt securities traded on an established securities market, as defined in the applicable Treasury Regulations, that are purchased by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects).

The amount realized on a sale or retirement for an amount in foreign currency will be the U.S. dollar value of this amount on the date of sale or retirement, or the settlement date for the sale, in the case of debt securities traded on an established securities market, as defined in the applicable Treasury Regulations, sold by a cash basis U.S. Holder (or an accrual basis U.S. Holder that so elects). Such an election by an accrual basis U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS.

A U.S. Holder will recognize U.S. source exchange rate gain or loss (taxable as ordinary income or loss) on the sale or retirement of a debt security equal to the difference, if any, between the U.S. dollar values of the U.S. Holder’s purchase price for the debt security (or, if less, the principal amount of the debt security) (i) on the date of sale or retirement and (ii) on the date on which the U.S. Holder acquired the debt security. Any such exchange rate gain or loss will be realized only to the extent of total gain or loss realized on the sale or retirement (including any exchange gain or loss with respect to the receipt of accrued but unpaid interest).

Disposition of Foreign Currency

Foreign currency received as interest on a debt security or on the sale or retirement of a debt security will have a tax basis equal to its U.S. dollar value at the time the foreign currency is received. Foreign currency that is purchased will generally have a tax basis equal to the U.S. dollar value of the foreign currency on the date of purchase. Any gain or loss recognized on a sale or other disposition of a foreign currency (including its use to purchase debt securities or upon exchange for U.S. dollars) will be U.S. source ordinary income or loss.

Backup Withholding and Information Reporting

In general, payments of interest and accrued OID on, and the proceeds of a sale, redemption or other disposition of, the debt securities, payable to a U.S. Holder by a U.S. paying agent or other U.S. intermediary will be reported to the IRS and to the U.S. Holder as may be required under applicable regulations. Backup withholding will apply to these payments and to accruals of OID if the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or fails to report all interest and dividends required to be shown on its U.S. federal income tax returns. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

PLAN OF DISTRIBUTION

We may sell the securities offered by this base prospectus through agents, underwriters or dealers, or directly to one or more purchasers. In addition, third parties may sell securities under the registration statement for their own account.

The prospectus supplement relating to any offering will identify or describe:

•	any underwriter, dealers or agents;

•	their compensation;

•	the net proceeds to us;

•	the purchase price of the securities;

•	the initial public offering price of the securities; and

•	any exchange on which the securities will be listed.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of securities during the term of their appointment to sell securities on a continuing basis.

We may enter into derivative transactions with third parties, or sell securities not covered by this base prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this base prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this base prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

Underwriters

If we use underwriters for the sale of securities, they will acquire securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions will apply to the underwriters’ obligation to purchase securities, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Dealers

If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Direct Sales

We may also sell securities directly without using agents, underwriters, or dealers.

Securities Act of 1933; Indemnification

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of securities may be treated as underwriting discounts and commissions under the Securities Act.

Agreements that we will enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Stabilization

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would be otherwise. These transactions, if commenced, may be continued by the persons participating in the offering at any time.

Market Making

In the event that we do not list securities of any type or series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

LEGAL MATTERS

The validity of the debt securities will be passed upon for us by Linklaters LLP or any other law firm named in the applicable prospectus supplement as to certain matters of English and New York law. The validity of the debt securities will be passed upon for any underwriters or agents by Cleary Gottlieb Steen & Hamilton LLP or any other law firm named in the applicable prospectus supplement as to certain matters of New York law.

EXPERTS

The financial statements incorporated in this base prospectus by reference to the Annual Report on Form 20-F for the year ended March 31, 2007 and for each of the three financial years ended March 31, 2007, 2006 and 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II OF FORM F-3
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Except as hereinafter set forth, there is no provision in the Company’s Memorandum or Articles of Association or any contract, arrangement or statute under which any controlling person, director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Article 41 of the Company’s Articles of Association provides in pertinent part:

“41.1 As far as the legislation allows, every director, Secretary, officer and employee of the Company will be indemnified by the Company out of its own funds against all costs, charges, losses, expenses and liabilities incurred by them:

•	in performing their duties;

•	in exercising their powers;

•	in claiming to do any of these things; and/or

•	otherwise in relation to or in connection with their duties, powers or offices.

41.2 In this Article, each of the following is a Relevant Company:

•	the Company;

•	a holding company of the Company;

•	a body, whether or not incorporated, in which the Company or its holding company, or a predecessor of the Company or its holding company, has or had an interest, whether direct or indirect; and

•	a body, whether or not incorporated, which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or such other body.

41.3 As far as the legislation allows and without limiting Article 41.1 in any way, the Board can arrange for the Company to purchase and maintain insurance against any liability for or for the benefit of any people who are or were at any time directors, officers or employees of a Relevant Company”.

Sections 232 to 236 of the Companies Act 2006 provide as follows:

“232. Provisions protecting directors from liability

(1) Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

(2) Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except as permitted by —

(a) section 233 (provision of insurance),

(b) section 234 (qualifying third party indemnity provision), or

(c) section 235 (qualifying pension scheme indemnity provision).

(3) This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

(4) Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

233. Provision of insurance

Section 232(2) (voidness of provisions for indemnifying directors) does not prevent a company from purchasing and maintaining for a director of the company, or of an associated company, insurance against any such liability as is mentioned in that subsection.

234. Qualifying third party indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to qualifying third party indemnity provision.

(2) Third party indemnity provision means provision for indemnity against liability incurred by the director to a person other than the company or an associated company.

Such provision is qualifying third party indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against —

(a) any liability of the director to pay —

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director —

(i) in defending criminal proceedings in which he is convicted, or

(ii) in defending civil proceedings brought by the company, or an associated company, in which judgment is given against him, or

(iii) in connection with an application for relief (see subsection (6)) in which the court refuses to grant him relief.

(4) The references in subsection (3)(b) to a conviction, judgment or refusal of relief are the final decision in the proceedings.

(5) For this purpose —

(a) a conviction, judgment or refusal of relief becomes final —

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of —

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) The references in subsection (3)(b)(iii) to an application for relief is to an application for relief under section 144(3) or (4) of the Companies Act 1985 or Article 154(3) or (4) of the Companies (Northern Ireland) Order 1986 (acquisition of shares by innocent nominee), or section 727 of the Companies Act 1985 or Article 675 of the Companies (Northern Ireland) Order 1986 (general power to grant relief in case of honest and reasonable conduct).1

235. Qualifying pension scheme indemnity provision

(1) Section 232(2) (voidness of provisions for indemnifying directors) does not apply to a qualifying pension scheme indemnity provision.

1 as amended by the Companies Act 2006 (Commencement No. 3, Consequential Amendments, Transitional Provisions and Savings) Order 2007.

(2) Pension scheme indemnity provision means provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme.

Such provision is qualifying pension scheme indemnity provision if the following requirements are met.

(3) The provision must not provide any indemnity against —

(a) any liability of the director to pay —

(i) a fine imposed in criminal proceedings, or

(ii) a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature (however arising); or

(b) any liability incurred by the director in defending criminal proceedings in which he is convicted.

(4) The reference in subsection (3)(b) to a conviction is to the final decision in the proceedings.

(5) For this purpose —

(a) a conviction becomes final —

(i) if not appealed against, at the end of the period for bringing an appeal, or

(ii) if appealed against, at the time when the appeal (or any further appeal) is disposed of; and

(b) an appeal is disposed of —

(i) if it is determined and the period for bringing any further appeal has ended, or

(ii) if it is abandoned or otherwise ceases to have effect.

(6) In this section “occupational pension scheme” means an occupational pension scheme as defined in section 150(5) of the Finance Act 2004 (c 12) that is established under a trust.

236. Qualifying indemnity provision to be disclosed in directors’ report

(1) This section requires disclosure in directors’ report of —

(a) qualifying third party indemnity provision, and

(b) qualifying pension scheme indemnity provision.

Such provision is referred to in this section as “qualifying indemnity provision”.

(2) If when a directors’ report is approved any qualifying indemnity provision (whether made by the company or otherwise) is in force for the benefit of one or more directors of the company, the report must state that such provision is in force.

(3) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of the company, the report must state that such provision was in force.

(4) If when a directors’ report is approved qualifying indemnity provision made by the company is in force for the benefit of one or more directors of an associated company, the report must state that such provision is in force.

(5) If at any time during the financial year to which a directors’ report relates any such provision was in force for the benefit of one or more persons who were then directors of an associated company, the report must state that such provision was in force”.

Section 1157 of the Companies Act 2006 provides as follows:

“1157. Power of court to grant relief in certain cases:

(1) If in proceedings for negligence, default, breach of duty or breach of trust against —

(a) an officer of a company, or

(b) a person employed by a company as auditor (whether he is or is not an officer of the company),

it appears to the court hearing the case that the officer or person is or may be liable but that he acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused, the court may relieve him, either wholly or in part, from his liability on such terms as it thinks fit.

(2) If any such officer or person has reason to apprehend that a claim will or might be made against him in respect of negligence, default breach of duty or breach of trust —

(a) he may apply to the court for relief, and

(b) the court has the same power to relieve him as it would have had if it had been a court before which proceedings against him for negligence, default, breach of duty or breach of trust had been brought.

(3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper”.

Item 9.	Exhibits

Exhibit
Number	Description

1	Form of Underwriting Agreement for Debt Securities
4.1	Indenture, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A.
4.2	Supplemental Indenture, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A.
4.3	Deposit Agreement, dated as of December 17, 2000, between British Telecommunications plc and Citibank, N.A.
5.1	Opinion of Linklaters LLP, as to the validity of the debt securities being registered as to certain matters of English law
5.2	Opinion of Linklaters LLP, as to the validity of the debt securities being registered as to certain matters of New York law
8.1	Opinion of Linklaters LLP, as to certain matters of U.K. taxation (included in Exhibit 5.1)
8.2	Opinion of Linklaters LLP, as to certain matters of U.S. taxation
12	Statement of computation of ratio of earnings to fixed charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Linklaters LLP (included in Exhibit 5.1)
23.3	Consent of Linklaters LLP (included in Exhibit 5.2)
24	Powers of Attorney (included in signature page)
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York

Item 10.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a)

of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(6) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant, of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE OF BRITISH TELECOMMUNICATIONS PLC

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England on December 5, 2007.

British Telecommunications plc

/s/  Glyn Parry
Glyn Parry
Director and Head of Group Financial Control

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints each Director listed below (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any securities or Blue Sky law of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an Officer, Director or Authorized Representative in the United States of America or in any other capacity with respect to this Registration Statement and any registration statement in respect of the Securities that is to be effective upon filing pursuant to Rule 462(b) (collectively, the “Registration Statement”) and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ben Verwaayen Ben Verwaayen	Director and Chief Executive	December 5, 2007

/s/ Hanif Lalani Hanif Lalani	Director and Group Finance Director	December 5, 2007

/s/ Glyn Parry Glyn Parry	Director and Head of Group Financial Control	December 5, 2007

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed the registration statement in the capacity of the duly authorized representative of British Telecommunications plc in the United States.

/s/ Richard Nohe
By: Richard Nohe
Title: Senior Counsel & Head of Commercial
Legal, US

EXHIBIT INDEX

Exhibit
Number	Description

1	Form of Underwriting Agreement for Debt Securities
4.1	Indenture, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A.
4.2	Supplemental Indenture, dated as of December 12, 2000, between British Telecommunications plc and Citibank, N.A.
4.3	Deposit Agreement, dated as of December 17, 2000, between British Telecommunications plc and Citibank, N.A.
5.1	Opinion of Linklaters LLP, as to the validity of the debt securities being registered as to certain matters of English law
5.2	Opinion of Linklaters LLP, as to the validity of the debt securities being registered as to certain matters of New York law
8.1	Opinion of Linklaters LLP, as to certain matters of U.K. taxation (included in Exhibit 5.1)
8.2	Opinion of Linklaters LLP, as to certain matters of U.S. taxation
12	Statement of computation of ratio of earnings to fixed charges
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Linklaters LLP (included in Exhibit 5.1)
23.3	Consent of Linklaters LLP (included in Exhibit 5.2)
24	Powers of Attorney (included in signature page)
25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Law Debenture Trust Company of New York